EXHIBIT (21)

SUBSIDIARIES OF LACROSSE FOOTWEAR, INC.
AS OF DECEMBER 31, 2003

Name	Jurisdiction of Incorporation	Percent Ownership
Danner, Inc.	Wisconsin	100